SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☐	Soliciting Material Pursuant to §240.14a-11( c) or §240.14a-12

Murphy Oil Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notes:

NOTICE OF ANNUAL MEETING

To the Stockholders of

Murphy Oil Corporation:

The Annual Meeting of Stockholders of MURPHY OIL CORPORATION will be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on Wednesday, May 12, 2004, at 10:00 a.m., Central Daylight Time, for the following purposes:

1. To	elect directors to serve for the ensuing year.

2. To	approve or disapprove the action of the Audit Committee of the Board of Directors in appointing KPMG LLP as the Company’s independent auditors for 2004.

3. To	transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on March 15, 2004, the record date fixed by the Board of Directors of the Company, will be entitled to notice of and to vote at the meeting or any adjournment thereof. A list of all stockholders entitled to vote is on file at the offices of the Company, 200 Peach Street, El Dorado, Arkansas 71730.

You may vote your shares by signing and returning the enclosed proxy card or by telephone or internet as explained on the card.

WALTER K. COMPTON

Secretary

El Dorado, Arkansas

March 31, 2004

PROXY STATEMENT

March 31, 2004

SOLICITATION

The solicitation of the enclosed proxy is made on behalf of the Board of Directors of Murphy Oil Corporation (the “Company”) for use at the Annual Meeting of Stockholders to be held on May 12, 2004. It is expected that this Proxy Statement and related materials will first be mailed to stockholders on or about March 31, 2004.

The complete mailing address of the Company’s principal executive offices is 200 Peach Street, P.O. Box 7000, El Dorado, Arkansas 71731-7000.

VOTING PROCEDURES

The affirmative vote of a majority of the shares present in person or represented by proxy at the meeting is required for approval of matters presented at the meeting. Your proxy will be voted at the meeting, unless you (i) revoke it at any time before the vote by filing a revocation with the Secretary of the Company, (ii) duly execute a proxy card bearing a later date, or (iii) appear at the meeting and vote in person. Proxies returned to the Company, votes cast other than in person and written revocations will be disqualified if received after commencement of the meeting. If you elect to vote your proxy by telephone or internet as described in the telephone/internet voting instructions on your proxy card, we will vote your shares as you direct. Your telephone/internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned your proxy card.

Votes cast by proxy or in person at the meeting will be counted by the persons appointed by the Company to act as election inspectors for the meeting. The election inspectors will treat shares represented by proxies that reflect abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and for purposes of determining the outcome of any other business submitted at the meeting to the stockholders for a vote. Abstentions, however, do not constitute a vote “for” or “against” any matter and thus will be disregarded in the calculation of “votes cast.”

The election inspectors will treat shares referred to as “broker non-votes” (i.e., shares held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote and that the broker or nominee does not have discretionary power to vote on a particular matter) as shares that are present and entitled to vote for purposes of determining the presence of a quorum. However, for purposes of determining the outcome of any matter as to which the broker has physically indicated on the proxy that it does not have discretionary authority to vote, those shares will be treated as not present and not entitled to vote with respect to that matter (even though those shares are considered entitled to vote for quorum purposes and may be entitled to vote on other matters).

Unless specification to the contrary is made, the shares represented by the enclosed proxy will be voted FOR all the nominees for director and FOR approval of the appointment of KPMG LLP as the Company’s independent auditors.

VOTING SECURITIES

On March 15, 2004, the record date for the meeting, the Company had outstanding 91,975,464 shares of Common Stock, all of one class and each share having one vote in respect of all matters to be voted on at the meeting. This amount does not include 2,637,621 shares of treasury stock. Information as to Common Stock Ownership of certain beneficial owners and management is set forth in the tables on pages 6 and 7 (“Security Ownership of Certain Beneficial Owners” and “Security Ownership of Management”).

ELECTION OF DIRECTORS

One director, H. Rodes Hart, has attained retirement age and will not stand for reelection. Due to his retirement, the by-laws of the Company, which currently provide for ten directors, have been amended effective May 12, 2004 to provide for nine directors who will be elected at the Annual Meeting of Stockholders. Proxies cannot be voted for a greater number of persons than the number of nominees named. The by-laws also provide that the directors elected at each Annual Meeting of Stockholders shall serve until their successors are elected and qualified.

To the extent authorized by the proxies, the shares represented by the proxies will be voted in favor of the election as directors of the nine nominees whose names are set forth below. If for any reason any of these nominees is not a candidate when the election occurs, the shares represented by such proxies will be voted for the election of the other nominees named and may be voted for any substituted nominees. However, management of the Company does not expect this to occur. All of management’s nominees were elected at the last Annual Meeting of Stockholders. The names of the nominees, and certain information as to them, are as follows:

Director Nominees

Name and age	Principal occupation or employment	Other directorships

Frank W. Blue Santa Barbara, California Age: 62 Director Since: 2003 Board Committees: Audit Nominating & Governance

Attorney; Attorney, Fulbright & Jaworski from July, 2001 to October, 2003; Vice President, General Counsel and Secretary of Caltex Corp.,

a petroleum refining and marketing company, from January, 1983 to June, 2001

None

George S. Dembroski Toronto, Ontario, Canada Age: 69 Director Since: 1995 Board Committees: Executive Audit Chair, Executive Compensation	Vice Chairman, Retired, RBC Dominion Securities, Limited, an investment dealer	Cameco Corporation Saskatoon, Saskatchewan, Canada Extendicare Inc. Markham, Ontario, Canada

Claiborne P. Deming El Dorado, Arkansas Age: 49 Director Since: 1993 Board Committees: Executive	President and Chief Executive Officer of the Company	Entergy Corporation New Orleans, Louisiana

Name and age	Principal occupation or employment	Other directorships

Robert A. Hermes Houston, Texas Age: 64 Director Since: 1999 Board Committees: Chair, Nominating & Governance Public Policy & Environmental	Chairman of the Board, Purvin & Gertz, Inc., an international energy consulting firm, since January, 2000; President, Purvin & Gertz, Inc. from 1987 to December, 1999	None

R. Madison Murphy El Dorado, Arkansas Age: 46 Director Since: 1993 (Chairman, 1994-2002) Board Committees: Executive Chair, Audit	Private Investor	Deltic Timber Corporation El Dorado, Arkansas BancorpSouth, Inc. Tupelo, Mississippi

William C. Nolan, Jr. El Dorado, Arkansas Age: 64 Director Since: 1977 Board Committees: Chairman of the Board and Executive Committee; ex-officio member of all committees*	Partner, Nolan & Alderson, Attorneys; President, Noalmark Broadcasting, engaged in radio broadcasting in Arkansas and New Mexico	None

Ivar B. Ramberg Osteraas, Norway Age: 66 Director Since: 2003 Board Committees: Nominating & Governance Public Policy & Environmental	Executive Officer, Ramberg Consulting AS, an energy consulting firm since 2000; President and CEO, Norsk Hydro Canada, an oil and gas exploration and production company, from 1996 to 2000	None

*	Effective May 12, 2004, the Chairman of the Board will cease serving as a member of the Audit, Executive Compensation and Nominating & Governance committees.

Name and age	Principal occupation or employment	Other directorships

David J. H. Smith Maidstone, Kent, England Age: 62 Director Since: 2001 Board Committees: Executive Compensation Public Policy & Environmental	Chief Executive Officer, Retired, Whatman plc, a life sciences company, since September, 2001; CEO of Whatman from 1996 to September, 2001	None

Caroline G. Theus Alexandria, Louisiana Age: 60 Director Since: 1985 Board Committees: Executive Chair, Public Policy & Environmental	President, Inglewood Land and Development Co., a farming and land holding corporation; President, Keller Enterprises, LLC which manages investments and real estate holdings	None

Claiborne P. Deming, R. Madison Murphy, William C. Nolan, Jr. and Caroline G. Theus are first cousins.

Committees

The standing committees of the Board of Directors are the Executive Committee, the Audit Committee, the Executive Compensation Committee, the Nominating & Governance Committee and the Public Policy & Environmental Committee.

The Executive Committee is empowered to exercise certain functions of the Board of Directors when the Board is not in session.

The Audit Committee has the sole authority to appoint or replace the Company’s independent auditors who report directly to the committee. The committee also assists the Board’s oversight of the integrity of the Company’s financial statements, the independent auditors’ qualifications and independence, the performance of the Company’s internal audit function and independent auditors and the compliance by the Company with legal and regulatory requirements. This committee meets with representatives of the independent auditors and with members of the internal Auditing Division for these purposes. All of the members of the Audit Committee are independent under the rules of the New York Stock Exchange.

The Executive Compensation Committee oversees the compensation of the Company’s executives and directors and administers the Company’s Annual Incentive Compensation Plan, the 1992 Stock Incentive Plan and the Stock Plan for Non-Employee Directors. All of the members of the Executive Compensation Committee are independent under the rules of the New York Stock Exchange.

The Nominating & Governance Committee identifies and recommends Board members, recommends appointments to Board committees, oversees evaluation of Board performance, develops, reviews and assesses the Corporate Governance Guidelines of the Company and reviews programs related to compliance with the Company’s Code of Business Conduct and Ethics. All of the members of the Nominating & Governance Committee are independent under the rules of the New York Stock Exchange. Information regarding the process for evaluating and selecting potential director candidates, including those recommended by stockholders, is set out in the Company’s Corporate Governance Guidelines. Stockholders desiring to recommend candidates for membership on the Board of Directors for consideration by the Nominating & Governance Committee should address their recommendations to: Nominating & Governance Committee of the Board of Directors, c/o Secretary, Murphy Oil Corporation, P.O. Box 7000, El Dorado, Arkansas 71731-7000. The Corporate Governance Guidelines also provide a mechanism by which security holders may send communications to Board members and contain the Company’s policy with respect to board member attendance at annual meetings of shareholders. All Board members attended the 2003 annual meeting.

The Public Policy & Environmental Committee assists the Board in monitoring compliance with applicable environmental, health and safety laws and regulations and provides guidance as to public issues affecting the Company.

Charters for the Audit, Executive Compensation, Nominating & Governance and Public Policy & Environmental Committees, along with Corporate Governance Guidelines and the Code of Ethical Conduct for Executive Management, are available on the Company’s website, www.murphyoilcorp.com/cr/governance and free of charge from the Corporate Secretary.

Meetings and Attendance

During 2003 there were six regular meetings and one special meeting of the Board of Directors, twelve meetings of the Executive Committee, nine meetings of the Audit Committee, two meetings of the Executive Compensation Committee, three meetings of the Nominating & Governance Committee, and three meetings of the Public Policy & Environmental Committee. All nominees attended a minimum of 75% of the total number of meetings of the Board of Directors and committees on which they served.

Compensation of Directors

The Company’s standard arrangement for the compensation of non-employee directors was revised in 2003 to divide remuneration into cash and equity components. Toward this end, a Stock Plan for Non-Employee Directors was submitted to, and approved by, stockholders at the 2003 annual meeting. The aim of the restructuring was twofold: (i) to further align the interests of directors and the shareholders they represent and (ii) to bring total director compensation to a level near the 50th percentile of the competitive market (as determined by a major national consulting firm) which will enhance the Company’s ability to retain and recruit qualified individuals.

In 2003, the cash component consisted of an annual retainer of $37,500 plus $1,250 for each Board or committee meeting attended. Committee chairmen and the audit committee financial expert received an additional $5,000 and the Chairman of the Board received an additional $75,000. The Company also reimburses directors for travel, lodging and related expenses they incur in attending Board and committee meetings.

Pursuant to the Stock Plan for Non-Employee Directors, which is administered by the Executive Compensation Committee, each director received in 2003 stock options for 6,000 shares having a grant date present value of $63,480.* The options vest  1/3 after one year,  2/3 after two years and in full after three years

* Grant date present value based on the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, a director may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by the director will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on assumptions as to certain variables and included the following:

• Risk-free rate of return	2.55%
• Stock volatility	27.31%
• Dividend yield	2.08%
• Expected life of option	5 years

from the date of the grant and expire ten years from the date of the grant. The exercise price of $47.16 is equal to the fair market value on the date of the grant, May 14, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors and its executive officers are required to report their ownership of the Company’s Common Stock and any changes in that ownership to the Securities and Exchange Commission and the New York Stock Exchange. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure to file by these dates. In 2003, all officers and directors satisfied their filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

As of December 31, 2003, the following are known to the Company to be the beneficial owners of more than five percent of the Company’s Common Stock:

Name and address of beneficial owner	Amount and nature of beneficial ownership(1)		Percentage

BancorpSouth, Inc.	4,748,774	(2)	5.2%
One Mississippi Plaza
201 South Spring Street
Tupelo, MS 38804

Capital Research and Management Company	6,747,400	(3)	7.4%
333 South Hope Street
Los Angeles, CA 90071

FMR Corp.	6,455,280	(4)	7.0%
82 Devonshire Street
Boston, MA 02109

(1)	Includes Common Stock for which the indicated owner has sole or shared voting or investment power and is based on the indicated owner’s 13G filing for the period ended December 31, 2003.
(2)	Shares reported are held in various trust accounts of which a subsidiary of the filing person is a trustee. Total includes 96,968 sole voting power shares, 4,651,806 shared voting power shares, 20 sole investment power shares and 4,651,806 shared investment power shares.
(3)	An investment adviser registered under Section 203 of the Investment Advisers Act of 1940. All shares are sole investment power shares.
(4)	Total includes 45,300 sole voting power shares. All shares are sole investment power shares. 6,409,980 shares are beneficially owned by Fidelity Management and Research Company, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940. Fidelity Management Trust Company, a bank as defined in Section 3(a)(6) of the Securities Exchange Act of 1934, is the beneficial owner of 45,300 shares as a result of serving as investment manager of the institutional account(s).

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information, as of February 20, 2004, concerning the number of shares of Common Stock of the Company beneficially owned by all directors and nominees, each of the Named Executives (as hereinafter defined), and directors and executive officers as a group:

Name	Personal with Full Voting and Investment Power (1)(2)(3)	Personal as Beneficiary of Trusts	Voting and Investment Power Only		Options Exercisable Within 60 Days	Total	Percent of Outstanding (if greater than one percent)
F. W. Blue	740					740	—
G. S. Dembroski	1,740					1,740	—
C. P. Deming	520,321	764,768	824,828	(4)	430,000	2,539,917	2.8%
H. R. Hart	740		445,340	(5)		446,080	—
R. A. Hermes	4,740					4,740	—
R. M. Murphy	473,971	723,038	4,233,152	(6)		5,430,161	5.9%
W. C. Nolan, Jr.	301,654	203,292				504,946	—
I. B. Ramberg	740					740	—
D. J. H. Smith	5,740					5,740	—
C. G. Theus	207,664	322,684	1,091,776	(7)		1,622,124	1.7%
S. A. Cossé	38,005				105,000	143,005	—
W. M. Hulse	18,100				132,500	150,600	—
B. H. Stobaugh	20,840				91,000	111,840	—
J. W. Eckart	9,575				65,700	75,275	—
Directors and officers as a group (8)	1,616,103	2,013,782	6,595,096		908,700	11,133,681	12.1%

(1)	Includes Restricted Stock issued on February 3, 2004 in the following amounts: Blue, Dembroski, Hart, Hermes, Murphy, Nolan, Ramberg, Smith and Theus—740 shares each (Stock Plan for Non-Employee Directors); Deming—10,000 shares; Cossé—3,500 shares; Hulse—2,000 shares; Stobaugh—2,000 shares and Eckart—1,000 shares (1992 Stock Incentive Plan). Restricted Stock carries voting power and the right to receive dividends, but no disposition power during the restricted period.
(2)	Includes Company Thrift (401(k)) Plan shares in the following amounts: Deming—49,509 shares; Murphy—5,102 shares; Cossé—6,381 shares; Stobaugh—1,817 shares and Eckart—2,660 shares.
(3)	Includes shares held by spouse and other household members as follows: Deming—215,614 shares and Murphy—146,057 shares.
(4)	824,828 shares are held in trusts for Mr. Deming’s children in a Family Limited Partnership of which Mr. Deming is a Trustee. Beneficial ownership is expressly disclaimed.
(5)	Franklin Industries Inc., of which Mr. Hart is Chairman and Chief Executive Officer, owns 100,000 shares and 345,340 shares are held in trust for Mr. Hart’s children.
(6)	1,244,330 shares are held by trusts for the benefit of others for which Mr. Murphy is trustee or co-trustee and 637,722 shares are held by a private foundation of which Mr. Murphy is President for which beneficial ownership is expressly disclaimed. 2,351,100 shares are held by a limited partnership that is controlled by a limited liability company of which Mr. Murphy is a member. Mr. Murphy has beneficial interest in 196,038 of these shares. Mr. Murphy’s wife and children have a beneficial interest in 2,248 shares and 4,497.4 shares, respectively, for which beneficial ownership is expressly disclaimed.
(7)	Mrs. Theus is co-trustee of siblings’ trusts which hold 1,074,504 shares, she is trustee for 3,342 shares held in trust for her son and 13,930 shares are held by trusts for the benefit of others for which Mrs. Theus is trustee and beneficial ownership is expressly disclaimed.
(8)	Includes nine directors, six officers and one director/officer.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to the individual who served as the Company’s chief executive officer during 2003 and the four other most highly compensated executive officers of the Company at the end of 2003 (collectively, the “Named Executives”):

Summary Compensation Table

		Annual Compensation			Long-Term Compensation Awards		All other compensation ($)(4)
Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Other Annual Compensation ($)	Restricted stock awards ($)(3)	Securities underlying options
Claiborne P. Deming	2003	895,833	900,000	—	423,400	100,000	681,572
President and Chief Executive Officer	2002	845,834	—	—	—	120,000	59,475
	2001	791,671	900,000	—	—	100,000	144,795

Steven A. Cossé	2003	407,500	250,000	—	211,700	40,000	339,601
Senior Vice President and	2002	378,334	—	—	—	50,000	28,343
General Counsel	2001	356,250	300,000	—	—	60,000	70,907

W. Michael Hulse	2003	307,500	137,500	—	127,020	25,000	207,591
Executive Vice President—	2002	285,000	—	—	—	35,000	18,261
Worldwide Downstream Operations	2001	259,838	175,000	—	—	30,000	16,251

Bill H. Stobaugh	2003	287,500	157,500	—	105,850	25,000	168,741
Vice President	2002	267,502	—	—	—	30,000	12,086
	2001	240,006	150,000	—	—	35,000	38,177

John W. Eckart	2003	227,500	132,500	—	184,515	17,500	105,163
Controller	2002	212,500	—	—	—	15,000	12,052
	2001	195,004	120,000	—	—	17,000	11,004

(1)	Includes amounts of cash compensation earned and received by executive officers as well as amounts earned but deferred at the election of those officers.
(2)	Bonuses were awarded and paid after the end of the year in which they are reported. Because these payments related to services rendered in the year prior to payment, the Company reported bonuses as a component of compensation expense in the prior year.
(3)	Awards in 2003 represent additional shares awarded related to 1998 grant of restricted stock based on financial objectives achieved by the Company. Dividends are paid on restricted stock at the same rate paid to all shareholders. Awards are subject to performance based conditions and are forfeited if grantee terminates for any reason other than retirement, death or full disability. None of the restricted stock awards vest in under five years from the date of grant. On December 31, 2003, none of the listed executive officers have nonvested restricted shares.
(4)	The total amounts shown in this column for 2003 consist of the following:

Mr. Deming: $44,792 — Company contributions to defined contribution plans; $635,100 — Company paid taxes on value of restricted stock awards that vested in 2002 and for additional shares that were awarded in 2003; and $1,680 — Benefit attributable to Company-provided term life insurance policy.

Mr. Cossé: $20,371 — Company contributions to defined contribution plans; $317,550 — Company paid taxes on value of restricted stock awards that vested in 2002 and for additional shares that were awarded in 2003; and $1,680 — Benefit attributable to Company-provided term life insurance policy.

Mr. Hulse: $15,381 — Company contributions to defined contribution plans; $190,530 — Company paid taxes on value of restricted stock awards that vested in 2002 and for additional shares that were awarded in 2003; and $1,680 — Benefit attributable to Company-provided term life insurance policy.

Mr. Stobaugh: $8,286 — Company contributions to defined contribution plans; $158,775 — Company paid taxes on value of restricted stock awards that vested in 2002 and for additional shares that were awarded in 2003; and $1,680 — Benefit attributable to Company-provided term life insurance policy.

Mr. Eckart: $11,377 — Company contributions to defined contribution plans; $92,257 — Company paid taxes on value of restricted stock awarded in 2003; and $1,529 — Benefit attributable to Company-provided term life insurance policy.

OPTION EXERCISES AND FISCAL YEAR-END VALUES

Shown below is information with respect to stock options exercised in fiscal 2003 and the fiscal year-end value of unexercised options for the Named Executives:

Aggregated Option Exercises in Last Fiscal Year

and FY-End Option Values

Name	Shares acquired on exercise (#)	Value realized ($)	Number of securities underlying unexercised options at FY-end (#)		Value of unexercised in-the-money options at FY-end ($)*
			Exercisable	Unexercisable	Exercisable	Unexercisable
Claiborne P. Deming	—	$—	320,000	270,000	12,215,261	7,195,900
Steven A. Cossé	—	—	50,000	120,000	1,770,912	3,276,075
W. Michael Hulse	15,000	258,872	100,000	75,000	3,940,581	2,017,462
Bill H. Stobaugh	—	—	58,500	72,500	2,149,515	1,971,375
John W. Eckart	—	—	49,700	41,000	1,996,867	1,091,917

* Represents market value of underlying securities at year-end less the exercise price.

OPTION GRANTS

Shown below is further information on grants of stock options pursuant to the 1992 Stock Incentive Plan during the fiscal year ended December 31, 2003 to the Named Executives:

Option Grants in Last Fiscal Year

	Individual grants
Name	Number of securities underlying options granted (#)(1)(2)	% of total options granted to employees in fiscal year	Exercise or base price ($/Sh)	Expiration date	Grant date present value ($)(3)
Claiborne P. Deming	100,000	12.63%	$42.34	02/04/13	$1,030,000
Steven A. Cossé	40,000	5.05%	42.34	02/04/13	412,000
W. Michael Hulse	25,000	3.16%	42.34	02/04/13	257,500
Bill H. Stobaugh	25,000	3.16%	42.34	02/04/13	257,500
John W. Eckart	17,500	2.21%	42.34	02/04/13	180,250

(1)	No stock appreciation rights were granted in 2003.
(2)	Options granted in 2003 vest 50% at the end of two years and 100% at the end of three years from the date of grant and are exercisable for a period of 10 years from the date of grant.
(3)	Values were based on the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance that the value realized by the executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on assumptions as to certain variables and in 2003 included the following:

• Risk-free rate of return	3.04%
• Stock volatility	28.87%
• Dividend yield	2.12%
• Expected life of option	5 years

Based on the Black-Scholes option pricing model, using the above assumptions, the options granted in 2003 have been valued at $10.30 per share as of the grant date.

COMPENSATION COMMITTEE REPORT FOR 2003

Executive Compensation Philosophy and Principles

The Company’s executive compensation policies applicable to the Named Executives are based on principles designed to align the interests of the executives with those of shareholders. Compensation is also intended to provide a direct link with the Company’s values, objectives, business strategies and financial results. In order to attract and retain key executives who are critical to its long-term success, the Company believes that its pay package should be competitive with others in the energy industry. Executives should be rewarded for both the short-term and long-term success of the Company and, conversely, be subject to a degree of downside risk in the event that the Company does not achieve its performance objectives.

Toward this end, the Named Executives each have a compensation package which includes a base salary, participation in a cash based annual incentive plan and participation in an equity based long-term incentive plan. Each of these three elements is discussed in more detail below.

Base Salary Practices

Base salaries for the Named Executives are ultimately based on a combination of experience, performance, responsibilities and other factors. As guidance, the Company relies on energy industry salary surveys conducted by one or more major compensation consulting firms. Many of the companies in the surveys are also included in the AMEX Oil Index which is depicted in the performance graph shown on page 14. For each of the Named Executives, their salaries and the amount of increases for 2003 were at or near the mid-point of the salary surveys. Annual salary review for the Named Executives focuses on factors including individual performance, Company performance, general economic conditions and marketplace compensation trends.

Annual Incentive Compensation Program

The Company’s annual incentive plan provides for cash bonuses, based on a percentage of base salary, if the Company achieves a targeted return on capital employed. The target level for 2003 was developed based on a projection of the Company’s weighted average cost of capital. Because the Company met the performance target for 2003, the Named Executives received annual incentive awards for the 2003 plan year in accordance with the Plan’s formula.

Long-Term Incentive Compensation

Long-term incentive compensation is provided by the 1992 Stock Incentive Plan, which provides for stock options, stock appreciation rights and performance-based restricted stock. In 2003, only stock options were awarded. A stock option gives the executive the right to purchase a specified number of shares of the Company’s common stock at a price equal to the market price on the date of the grant. The options, all of which are nonqualified, vest in two years as to half and in three years as to the remaining half. Once vested, the options are exercisable for ten years from the date of the grant. The Company’s stock option grants in 2003 were, based on survey data provided by a major compensation consulting firm, generally between the 25th and 50th percentile levels of energy industry practices. Total grants in 2003 equaled .86% of the Company’s issued and outstanding shares.

Internal Revenue Code Section 162(m)

The Company currently structures its executive compensation packages so as to maintain full deductibility of compensation pursuant to section 162(m) of the Internal Revenue Code. However, the Company monitors compensation on an ongoing basis and may, when it is considered to be in the best interest of the Company, approve compensation for which deductibility is limited by Section 162(m).

Discussion of 2003 Compensation for the President and Chief Executive Officer

Factors and criteria on which the CEO’s compensation is based are consistent with the policies and philosophies applicable to the other Named Executives outlined at the beginning of this report. Claiborne P. Deming, the Company’s President and CEO, received a salary increase in 2003 of 5.88%. Both the amount of the increase and the resulting base salary are near the median of the competitive market as determined by a major compensation consulting firm. As noted earlier, in 2003 the Company met its performance target as established for the annual incentive compensation plan. As a participant in the plan in 2003, Mr. Deming earned an annual incentive award of $900,000. In 2003, Mr. Deming was awarded long-term compensation in the form of 100,000 nonqualified stock options with terms and conditions as discussed above. Mr. Deming’s long-term compensation is below the 25th percentile of the competitive market as determined by a major compensation consulting firm.

This report is submitted by the members of the Executive Compensation Committee: George S. Dembroski (Chairman), H. Rodes Hart, David J. H. Smith and William C. Nolan, Jr.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information about the securities authorized for issuance under the Company’s equity compensation plans as of December 31, 2003:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	4,034,560	$33.59	5,177,213	(2)
Equity compensation plans not approved by security holders	N/A	N/A	N/A

Total	4,034,560	$33.59	5,177,213

(1)	The share numbers in the above table are as of December 31, 2003.

(2)	Number of shares available for issuance determined by calculating one percent of the issued and outstanding shares for the 1992 Stock Incentive Plan, plus 346,000 available shares for the Stock Plan for Non-Employe Directors and 111,795 available shares for the Employee Stock Purchase Plan.

SUMMARY DESCRIPTION OF MATERIAL TERMS OF EQUITY COMPENSATION PLANS NOT APPROVED BY SHAREHOLDERS:

The Company’s Canadian subsidiary offers its employees a Canada Customs and Revenue Agency approved savings plan. The plan matches on a one-for-one basis employee contributions up to 4% of base salary for employees with less than two years service and up to 6% for those with two years or more service. A number of investment alternatives are available with each employee determining the direction of his/her contributions as well as the Company match. One of the investment alternatives is Murphy Stock. In 2003, the employee directed Company match into Company stock under this plan totaled 2,315 shares.

In 2003 the Company’s UK based subsidiary offered its employees two types of plans that encourage savings and provide for the acquisition of Company stock: the Save As You Earn Plan (SAYE) and a Share Incentive Plan (SIP). The SAYE and the SIP are Inland Revenue approved.

The SAYE allows employees to contribute up to £3,000 annually. Contributions are invested in an approved Building Trust for a three year period, at the end of which, the employee has the option to direct the amount saved and the interest earned to purchase Company stock at a price equal to 90% of the fair market value of the stock at the beginning of that period. It is permitted to run three plans concurrently but the individual savings limit is £3,000 annually on an aggregate basis. The following details the SAYE plans:

	Start Date	Maturity	Options Outstanding	Options Exercised
SAYE 2001	03/01	02/04	3,682	—
SAYE 2002	11/02	10/05	8,776	—

Under the SIP, employees may contribute up to the lower of 5% of their base salary or £1,500 for the purchase of Company stock. The Company matches the employee purchases on a one-for-one basis. The Company match totaled 4,539 shares in 2003.

RETIREMENT PLANS

The following table shows the estimated annual pension benefit payable, at age 65, under Murphy Oil Corporation’s Retirement Plan at December 31, 2003 for the compensation and length of service indicated. The amounts shown are subject to reduction for social security benefits.

Pension Plan Table—Murphy Oil Corporation Plan

	Years of Service
Remuneration(1)	15		20		25		30		35
$ 200,000	$48,000		$64,000		$80,000		$96,000		$112,000
400,000	96,000		128,000		160,000		192,000	(2)	224,000	(2)
600,000	144,000		192,000	(2)	240,000	(2)	288,000	(2)	336,000	(2)
800,000	192,000	(2)	256,000	(2)	320,000	(2)	384,000	(2)	448,000	(2)
1,000,000	240,000	(2)	320,000	(2)	400,000	(2)	480,000	(2)	560,000	(2)
1,200,000	288,000	(2)	384,000	(2)	480,000	(2)	576,000	(2)	672,000	(2)
1,400,000	336,000	(2)	448,000	(2)	560,000	(2)	672,000	(2)	784,000	(2)
1,600,000	384,000	(2)	512,000	(2)	640,000	(2)	768,000	(2)	896,000	(2)
1,800,000	432,000	(2)	576,000	(2)	720,000	(2)	864,000	(2)	1,008,000	(2)
2,000,000	480,000	(2)	640,000	(2)	800,000	(2)	960,000	(2)	1,120,000	(2)

(1) During 2003, the maximum compensation limit for qualified retirement plans, as established by the Internal Revenue Service, was $200,000 ($205,000 for 2004).
(2) Exceeds presently allowable maximum legislative limits for annual pension benefits under a defined benefit pension plan. In 2003, the maximum benefit allowable was $160,000 ($165,000 for 2004).

A portion of the benefits shown above would be paid under the Company’s Supplemental Benefit Plan to the extent such benefits exceed legislative limitations.

The estimated credited years of service for Messrs. Deming, Cossé, Hulse, Stobaugh and Eckart are twenty-five years, twenty-four years, thirteen years, nine years and thirteen years, respectively.

As of January 1, 1992, employees of Murphy Exploration & Production Company, formerly named Ocean Drilling & Exploration Company (ODECO), began participating in the Company’s plans. Prior to that time such employees participated in similar plans of ODECO. Employees of the Company or one of its 100% owned subsidiaries who were previously included in the ODECO Retirement Plan may receive a benefit upon retirement which is based on a combination of the Company and ODECO plans. The following table indicates the estimated annual benefit computed on a straight life annuity basis payable, at age 65, under the ODECO plan for the salary and length of service indicated:

Pension Plan Table—ODECO Plan

	Years of Service
Remuneration	15		20		25		30		35
$200,000	$59,352		$79,082		$98,812		$118,542		$138,272
300,000	89,352		119,082		148,812		178,542	*	208,272	*
400,000	119,352		159,082		198,812	*	238,542	*	278,272	*
500,000	149,352		199,082	*	248,812	*	298,542	*	348,272	*
600,000	179,352	*	239,082	*	298,812	*	358,542	*	418,272	*
700,000	209,352	*	279,082	*	348,812	*	418,542	*	488,272	*
800,000	239,352	*	319,082	*	398,812	*	478,542	*	558,272	*

* Exceeds presently allowable maximum legislative limits for annual pension benefits under a defined benefit pension plan.

The above tables do not reflect any reductions in retirement benefits that would result from the selection of one of either plan’s various available survivorship options nor the actuarial reductions required by the plans for retirement earlier than age 62.

It is not feasible to calculate the specific amount attributable to the plans for each employee. The Company had no required contributions to these retirement plans in 2003, and therefore, no contributions were made.

APPROVAL OF APPOINTMENT OF INDEPENDENT AUDITORS

The Board of Directors desires that the stockholders indicate their approval or disapproval of the Audit Committee’s action in appointing KPMG LLP, Certified Public Accountants, as independent auditors of the Company for the year 2004. KPMG LLP has been serving the Company and its subsidiaries as independent auditors for many years. The firm has advised the Company that its members have no direct or indirect financial interest in the Company or any of its subsidiaries. Members of the firm are expected to be present at the Annual Meeting for the purpose of responding to inquiries by stockholders, and such representatives will have an opportunity to make a statement if they desire to do so.

The Audit Committee pre-approves any engagement of KPMG. In 2003, the percentage of services designated for audit fees, audit-related fees and tax fees that were approved by the Audit Committee were 72%, 12% and 16%, respectively.

In the event a majority of the stockholders voting should indicate disapproval of the appointment of KPMG LLP, the adverse vote will be considered as a directive to the Audit Committee to select other auditors for the following year. Because of the difficulty and expense of making any substitution of auditors during a year, it is contemplated that the appointment for 2004 will be permitted to stand unless the Audit Committee finds other good reason for making a change.

The Board of Directors recommends that shareholders vote FOR approval of the appointment of KPMG LLP as independent auditors for the year 2004. Proxies solicited on behalf of the Board will be voted FOR this proposal.

SHAREHOLDER RETURN PERFORMANCE PRESENTATION

The following line graph presents a comparison of the cumulative five-year shareholder returns (including the reinvestment of dividends) for the Company, the Standard and Poor’s 500 Stock Index (S&P 500 Index) and the AMEX Oil Index.

	1998	1999	2000	2001	2002	2003

Murphy Oil Corporation	$100	$143	$155	$220	$228	$353
S&P 500 Index	100	121	110	97	76	97
AMEX Oil Index	100	120	131	130	115	150

Data are provided by Bloomberg L.P.

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board’s oversight of the integrity of the Company’s financial statements, the independent auditor’s qualifications and independence, the performance of the Company’s internal audit function and independent auditors and the compliance by the Company with legal and regulatory requirements. The Audit Committee met nine times in 2003. All of the members of the Audit Committee are independent under SEC and New York Stock Exchange rules. George S. Dembroski is the designated audit committee financial expert.

In connection with the Company’s December 31, 2003 consolidated financial statements, the Audit Committee reviewed and discussed the audited financial statements with management; discussed with the auditors the matters required by Statement on Auditing Standards No. 61; and received and discussed with the auditors the matters required by Independence Standards Board Statement No. 1 and considered the compatibility of non-audit services with the auditor’s independence. Fees for services provided by the Company’s principal accountant, KPMG LLP, for the years ended December 31, 2003 and 2002 were as follows:

	2003	2002
Audit fees	$698,500	719,567

Audit-related fees (1)	113,042	118,162

Audit and audit-related fees	811,542	837,729

Tax fees (2)	159,030	190,994

All other fees	—	—

Total fees	$970,572	1,028,723

(1)	Audit-related fees consisted principally of fees for audits of financial statements of employee benefit plans, review of accounting for proposed transactions, and other reports primarily required by U.S. government agencies.

(2)	Tax fees consisted of fees for tax consultation and tax compliance services.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited consolidated financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2003.

This report is submitted by the members of the Audit Committee: R. Madison Murphy (Chairman), Frank W. Blue, George S. Dembroski, H. Rodes Hart and William C. Nolan, Jr.

STOCKHOLDER PROPOSALS

Stockholder proposals for the Annual Meeting of Stockholders in the year 2005 must be received by the Company at its executive offices on or before December 7, 2004 in order to be considered for inclusion in the proxy materials.

A Stockholder may wish to have a proposal presented at the Annual Meeting of Shareholders in 2005, but without the Company being required to include that proposal in the Company’s proxy statement and form of proxy relating to that meeting. This type of proposal is subject to the advance notice provisions of the Company’s by-laws. In the case of the 2005 Annual Meeting of Stockholders, notice must be received by the Company at its executive offices no earlier than January 12, 2005 and no later than February 11, 2005.

OTHER INFORMATION

The management of the Company knows of no business other than that described above that will be presented for consideration at the meeting. If any other business properly comes before the meeting, it is the intention of the persons named in the proxies to vote such proxies thereon in accordance with their judgment.

The expense of this solicitation, including cost of preparing and mailing this Proxy Statement, will be paid by the Company. Such expenses may also include the charges and expenses of banks, brokerage houses and other custodians, nominees or fiduciaries for forwarding proxies and proxy material to beneficial owners of shares.

In certain instances one copy of the Company’s annual report or proxy statement is being delivered to two or more stockholders who share an address. Upon request, the Company will promptly deliver a separate copy of the annual report or proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. Conversely, stockholders sharing an address who are receiving multiple copies of annual reports or proxy statements may request delivery of a single copy.

Requests in this regard should be addressed to:

Walter K. Compton

Secretary

Murphy Oil Corporation

P.O. Box 7000

El Dorado, Arkansas 71731-7000

(870) 862-6411

The above Notice and Proxy Statement are sent by order of the Board of Directors.

Walter K. Compton

Secretary

El Dorado, Arkansas

March 31, 2004

PLEASE COMPLETE AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF IT IS MAILED IN THE UNITED STATES OF AMERICA. ALTERNATIVELY, YOU MAY VOTE BY TELEPHONE OR INTERNET AS DESCRIBED ON THE PROXY CARD.

200 PEACH STREET

P.O. BOX 7000

EL DORADO, AR 71731-7000

If you vote by telephone or the Internet, please

DO NOT mail back this proxy card. THANK YOU FOR VOTING

INSTRUCTIONS FOR VOTING BY TELEPHONE, INTERNET, OR MAIL

Murphy Oil Corporation encourages you to take advantage of new and convenient ways to vote the shares for proposals to be covered at the Annual Meeting of Stockholders. Please take this opportunity to use one of the three voting methods detailed below to vote these shares. This year, voting has been made easier than ever.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m., Eastern Time, on May 11, 2004.

VOTE BY PHONE—1-800-690-6903

• Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY INTERNET—www.proxyvote.com

• Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY MAIL

• Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Murphy Oil Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

MURPHY KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

MURPHY OIL CORPORATION

1. Election of Directors For Withhold For All To withhold authority to vote, mark “For All Except” The Board of Directors recommends a vote FOR all All All Except and write the nominee’s number on the line below.

Nominees.

01) F.W. Blue 06) W.C. Nolan, Jr.

02) G.S. Dembroski 07) I.B. Ramberg

03) C.P. Deming 08) D.J.H. Smith

04) R.A. Hermes 09) C.G. Theus

05) R.M. Murphy

The Board of Directors recommends a vote FOR this proposal. For Against Abstain

2. Approve the appointment of KPMG LLP as independent auditors.

For comments, please check this box and write them on the back where indicated

Yes No

HOUSEHOLDING ELECTION—Please indicate if you consent to receive certain future investor communications in a single package per household

Signature [PLEASE SIGN WITHIN BOX] Date

Proxy – Murphy Oil Corporation

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR ANNUAL MEETING, MAY 12, 2004

The stockholder(s) whose name(s) appears on the reverse side hereby appoints William C. Nolan, Jr. and Claiborne P. Deming, or each of them, as the stockholder’s proxy or proxies, with full power of substitution, to vote all shares of Common Stock of Murphy Oil Corporation which the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at the South Arkansas Arts Center, 110 East 5th Street, El Dorado, Arkansas, on May 12, 2004, at 10:00 a.m., Central Daylight Time, and any

adjournments thereof, as fully as the stockholder could if personally present.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE ON THE REVERSE SIDE, BUT IF NONE ARE INDICATED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED ON THE REVERSE SIDE, AND FOR PROPOSAL 2.

Comments:

(If you noted any Comments above, please mark corresponding box on the reverse side.)

IMPORTANT – This Proxy, if mailed, must be signed and dated on the reverse side.

(continued on reverse side)